Scottish Re Group Limited Announces Operating Results for the Third Quarter Ended September 30, 2004


HAMILTON, Bermuda--(BUSINESS WIRE)--Nov. 4, 2004--Scottish Re Group Limited (NYSE:SCT) today reported that income from continuing operations for the quarter ended September 30, 2004 was $12.8 million, or $0.34 per diluted ordinary share, as compared to $1.8 million, or $0.05 per diluted ordinary share for the prior year period. Income from continuing operations for the nine months ended September 30, 2004 was $50.5 million, or $1.35 per diluted ordinary share, as compared to $18.5 million, or $0.60 per diluted ordinary share for the prior year period.

Net operating earnings were $20.0 million, or $0.54 per diluted ordinary share for the quarter ended September 30, 2004 as compared to $0.8 million, or $0.02 per diluted ordinary share for the prior year period. Net operating earnings were $53.7 million, or $1.44 per diluted ordinary share for the nine months ended September 30, 2004 as compared to $22.7 million, or $0.74 per diluted ordinary share for the prior year period.

Net operating earnings is a non-GAAP measurement. We determine net operating earnings by adjusting GAAP income from continuing operations by net realized capital gains and losses and the change in value of embedded derivatives as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operations of its reinsurance business. However, net operating earnings are not a substitute for income from continued operations determined in accordance with GAAP.

Net income for the quarter amounted to $12.8 million, or $0.34 per diluted ordinary share as compared to $1.6 million or $0.05 per diluted ordinary share for the prior year period. Net income for the nine months ended September 30, 2004 amounted to $50.5 million, or $1.35 per diluted ordinary share as compared to $16.7 million or $0.55 per diluted ordinary share for the prior year period.

"We are pleased to report that we continue to successfully grow our business both organically and through acquisitions," said Michael C. French, Chairman and Chief Executive Officer of Scottish Re Group Limited . "For the quarter and nine month period ended September 30, 2004, the ERC acquisition contributed net operating earnings in line with our expectations for that business."

Mr. French added, "Clearly, the Company is exceptionally well positioned to deliver earnings growth, book value per share growth and expanding returns on equity consistent with our long-term plans to build value for all shareholders."

Total revenue for the quarter increased to $198.1 million from $134.6 million for the prior year period, an increase of 47%. Excluding realized gains and losses and the change in fair value of the embedded derivative, total revenue for the quarter increased to $207.0 million from $133.8 million for the prior year period, an increase of 55%. Total revenue for the nine months ended September 30, 2004 increased to $606.1 million from $360.9 million for the prior year period, an increase of 68%. Excluding realized gains and losses and the change in fair value of the embedded derivative, total revenue for the nine months ended September 30, 2004 increased to $609.3 million from $365.9 million for the prior year period, an increase of 67%.

Total benefits and expenses increased to $189.5 million for the quarter from $140.9 million, an increase of 34%. For the nine months ended September 30, 2004, total benefits and expenses increased to $560.8 million from $350.4 million, an increase of 60%. The increases in both total revenues and total benefits and expenses were principally driven by the acquisition of Scottish Re Life Corporation (previously ERC Life) and growth in the Company's reinsurance business in North America.

The Company's total assets were $6.9 billion as of September 30, 2004. The core investment portfolio, comprising fixed maturity investments, preferred stock and most of the cash and cash equivalents, totaled $3.1 billion, and had an average quality rating of "AA-", an effective duration of 3.3 years and a weighted average book yield of 4.3%. This compares with a portfolio balance of $2.4 billion, an average quality rating of "AA-", effective duration of 3.9 years and an average book yield of 4.5% as of December 31, 2003.

Funds withheld at interest, totaling $1.5 billion, had an average quality rating of "A-", an effective duration of 4.8 years and a weighted average book yield 6.2% at September 30, 2004. This compares with a total of $1.5 billion with an average quality rating of "A-", an effective duration of 5.1 years and an average book yield of 6.3% at

December 31, 2003. The market value of the funds withheld at interest amounted to $1.5 billion at September 30, 2004.

As of September 30, 2004, the Company had approximately $307.4 billion of life reinsurance in force covering 7.5 million lives with an average benefit per life of $41,000 in our North American operations. As of December 31, 2003, the Company had approximately $275.0 billion of life reinsurance in force covering
6.2 million lives with an average benefit per life of $43,000.

"Our operating expenses were approximately $0.02 to $0.03 higher than expected due to professional fees incurred in the quarter related to Sarbanes-Oxley
Section 404 implementation," said Scott E. Willkomm, President of Scottish Re Group Limited . "Our mortality experience continues to be favorable, with actual experience in the third quarter of the year at about 98% of expected levels."

The Company's book value per share was $20.08 at September 30, 2004 as compared to $18.73 per share at December 31, 2003.

On October 18, 2004, the Company announced that it had agreed to acquire the individual life reinsurance business of ING Re. Scottish Re will reinsure the liabilities of all of ING Re's individual life reinsurance business through a coinsurance transaction. ING Re will transfer to Scottish Re assets equal to reserves of approximately $800.0 million and will pay a ceding commission of $560.0 million. These assets will be held in trust to secure the reserve obligations of the business. Additionally, ING Re will transfer certain operating assets associated with the business. Following the acquisition, the Company will have approximately $1 trillion of face amount of life reinsurance in-force, $8.8 billion in assets, $2.1 billion in revenues and a capital base of approximately $1.3 billion.

In addition to the assets to be transferred by ING Re, the Company will raise an additional $230.0 million in new capital, which will satisfy the capital requirements for the acquired business. This new capital includes $180.0 million to be provided by The Cypress Group, a private equity firm, and an additional $50 million of trust preferred securities.

During the quarter ended September 30, 2004, EITF 04-8 "The Effect of Contingently Convertible Debt on Diluted Earnings Per Share" was issued. EITF 04-8 requires that certain instruments with embedded conversion features that are contingent upon market price triggers be included in diluted earnings per share calculations regardless of whether the contingency has been met. The Company's 4.5% senior convertible notes are convertible on the basis of a market price trigger. On October 26, 2004, the Company amended the terms of these notes so that we are required to settle the principal amount of $115.0 million in cash. As a result we shall continue to apply the treasury stock method in calculating diluted earnings per share for amounts in excess of the principal of $115.0 million.

The Company's earnings conference call will be held at 11.00 a.m (EDT) on, Thursday, November 4, 2004. The dial-in number is (703) 679-5950 or (877) 502-2902 and the reservation number is 1298568. A replay of the call will be available beginning at 1:00 pm on Thursday, November 4, 2004 and running through Thursday, November 18, 2004. The dial-in number for the replay is (706) 645-9291 or (800) 642-1687 and the PIN code is 1298568. In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, www.scottishre.com/conferencecall.

Scottish Re Group Limited is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Re Group Limited has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman and Windsor, England. Its operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's and Scottish Re Life Corporation Limited which is rated A-(excellent) by A.M. Best. Additional information about Scottish Re can be obtained from its Web site, www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

Scottish Re Group Limited

                              Financial Highlights
      (Stated in Thousands of United States Dollars, Except Per Share Data)
      ---------------------------------------------------------------------
                                   (Unaudited)
                                   -----------

                            Three months ended    Nine months ended
                          --------------------------------------------
                            September  September September  September
                            30, 2004   30, 2003   30, 2004   30, 2003
                          --------------------------------------------

Total revenue               $198,144   $134,550   $606,134   $360,902
Net operating earnings(a)     20,046        842     53,656     22,717
Income from continuing
 operations                   12,806      1,782     50,455     18,522
Net income                    12,806      1,625     50,455     16,740

Net operating earnings per
 share
  Basic                        $0.56      $0.03      $1.51      $0.78
  Diluted                      $0.54      $0.02      $1.44      $0.74

Earnings per share from
 continuing operations
  Basic                        $0.36      $0.05      $1.42      $0.64
  Diluted                      $0.34      $0.05      $1.35      $0.60
Earnings per share
  Basic                        $0.36      $0.05      $1.42      $0.57
  Diluted                      $0.34      $0.05      $1.35      $0.55

Dividends per share            $0.05      $0.05      $0.15      $0.15

Weighted average ordinary
 shares
  Outstanding
  Basic                   35,869,413  33,248,670  35,648,913  29,119,913
  Diluted                 37,244,288  35,240,768  37,268,420  30,647,580

(a) Excludes effect of realized gains and losses, change in value of embedded derivative, amortization of related deferred acquisition costs and losses from discontinued operations.

                             September   December
                             30, 2004    31, 2003
                            ----------------------
Book value per share -
 including effect of SFAS
 115 and fair value of
 derivatives                  $20.08      $18.73

Book value per share -
 excluding effect of SFAS
 115 and fair value of
 derivatives                  $19.68      $18.51


                           Consolidated Balance Sheets
                 (Stated in Thousands of United States Dollars)

                                           September 30, December 31,
                                                2004          2003
                                           ------------- -------------
Assets
Fixed maturity investments                   $2,797,450    $2,014,719
Preferred stock                                 125,082       126,449
Cash and cash equivalents                       191,016       298,149
Other investments                                16,412        17,678
Funds withheld at interest                    1,477,870     1,469,425
                                           ------------- -------------
    Total investments                        $4,607,830    $3,926,420
Accrued interest receivable                      24,159        22,789
Reinsurance balances and risk fees
 receivable                                     290,763       196,192
Deferred acquisition costs                      411,540       308,591
Amounts recoverable from reinsurers             703,288       737,429
Present value of inforce business                38,349        13,479
Goodwill                                         34,125        35,847
Fixed assets                                     12,242        11,800
Other assets                                     11,999        45,209
Current income tax receivable                    10,716             -
Deferred tax benefit                              8,913        12,624
Segregated assets                               740,220       743,137
                                           ------------- -------------
     Total assets                            $6,894,144    $6,053,517
                                           ============= =============

Liabilities
Reserves for future policy benefits          $1,603,840    $1,502,415
Interest sensitive contract liabilities       3,136,930     2,633,346
Structured finance facility liability           200,000             -
Accounts payable and accrued expenses            23,223        31,673
Reinsurance balances payable                     93,678       125,756
Other liabilities                                28,932        30,546
Current income tax payable                            -        13,077
Long term debt                                  194,500       162,500
Segregated liabilities                          740,220       743,137
                                           ------------- -------------
     Total liabilities                        6,021,323     5,242,450
                                           ------------- -------------

Minority Interest                                 9,535         9,295
Mezzanine Equity                                142,296       141,928
Shareholders' equity
Share capital, par value $0.01 per share:
Issued and fully paid: 35,905,962 ordinary
 shares (2003 - 35,228,411)                         359           352
Additional paid- in capital                     556,173       548,750

Accumulated other comprehensive income
Unrealized appreciation on investments, net
 of tax                                          23,633        16,848
Other comprehensive income                       14,011        12,186
Retained earnings                               126,814        81,708
                                           ------------- -------------
    Total shareholders' equity                  720,990       659,844
                                           ------------- -------------
 Total liabilities and shareholders' equity  $6,894,144    $6,053,517
                                           ============= =============


                            Scottish Re Group Limited
                        Consolidated Statements of Income
                  (Stated in Thousand of United States Dollars)

                            Three months ended    Nine months ended
                          ---------------------- ---------------------
                           September  September  September  September
                           30, 2004   30, 2003    30, 2004   30, 2003
                          ----------- ---------- ---------- ----------
Revenues
Premiums earned             $148,987    $92,741   $440,217   $252,296
Investment income, net        55,519     38,133    160,439    106,272
Fee income                     2,545      2,932      8,686      7,303
Realized (losses) gains       (3,398)       744     (3,664)    (4,969)
Change in value of
 embedded derivatives         (5,509)         -        456          -
                          ----------- ---------- ---------- ----------
     Total revenues          198,144    134,550    606,134    360,902
                          ----------- ---------- ---------- ----------

Benefits and expenses
Claims and other policy
 benefits                    104,970     69,424    324,112    177,886
Interest credited to
 interest sensitive
 contract liabilities         27,685     33,294     77,342     66,061
Acquisition costs and
 other insurance expenses     40,312     27,593    113,282     76,132
Operating expenses            13,214      8,753     36,969     24,767
Interest expense               3,352      1,869      9,126      5,533
                          ----------- ---------- ---------- ----------
     Total benefits and
      expenses               189,533    140,933    560,831    350,379
                          ----------- ---------- ---------- ----------
Income (loss) before
 income taxes and minority
 interest                      8,611     (6,383)    45,303     10,523
Income tax benefit
 (expense)                     4,212      8,165      5,507      7,999
                          ----------- ---------- ---------- ----------
Income from continuing
 operations before
 minority interest            12,823      1,782     50,810     18,522
Minority interest                (17)         -       (355)         -
                          ----------- ---------- ---------- ----------

Income from continuing
 operations                   12,806      1,782     50,455     18,522
Loss from discontinued
 operations                        -       (157)         -     (1,782)
                          ----------- ---------- ---------- ----------
Net income                   $12,806     $1,625    $50,455    $16,740
                          =========== ========== ========== ==========


                            Scottish Re Group Limited
                    Supplemental Information - Net Operating
                        Earnings and Book Value Per Share
                  (Stated in Thousand of United States Dollars,
                            Except Per Share Amounts)


                            Three months ended    Nine months ended
                          ---------------------- ---------------------
                           September  September  September  September
                            30, 2004   30, 2003   30, 2004   30, 2003
                          ----------- ---------- ---------- ----------

Net operating earnings
- --------------------------
Income from continuing
 operations                  $12,806     $1,782    $50,455    $18,522
Realized losses (gains):
     non taxable companies     3,012     (1,070)     4,599        966
     taxable companies           386        326       (935)     4,003
Change in value of embedded derivatives:
     non taxable companies       101         --        359         --
     taxable companies         5,407         --       (815)        --
Taxes on above items          (1,666)      (196)        (7)      (774)
                          ----------- ---------- ---------- ----------
Net operating earnings       $20,046       $842    $53,656    $22,717
                          =========== ========== ========== ==========

Net operating earnings per
 share
    Basic                      $0.56      $0.03      $1.51      $0.78
    Diluted                    $0.54      $0.02      $1.44      $0.74

Weighted average number of
 shares Outstanding
  Basic                   35,869,413  33,248,670  35,648,913  29,119,913
  Diluted                 37,244,288  35,240,768  37,268,420  30,647,580


                                            September 30, December 31,
                                                 2004         2003
                                            ------------- ------------
Book Value Per Share
- --------------------
Shareholders' equity                            $720,990     $659,844
Unrealized appreciation on
 investments, net of taxes                       (23,633)     (16,848)

Fair value of embedded derivatives                 9,268        9,049
                                            --------------------------
Total                                           $706,625     $652,045
                                            ==========================

Number of shares                              35,905,962   35,228,411

Book value per share - excluding effect of
 SFAS 115 and fair value of embedded
 derivatives                                     $ 19.68      $ 18.51


                            Scottish Re Group Limited
              Supplemental Information - Segment Operating Results
                  (Stated in Thousand of United States Dollars)

Life Reinsurance North America

                               Three months ended  Nine months ended
                              ----------------------------------------
                              September  September September September
                               30, 2004   30, 2003  30, 2004  30, 2003
                              ---------- --------- --------- ---------
Premiums earned                $119,468   $62,446  $352,340  $158,471
Investment income, net           53,250    34,889   151,636    97,169
Fee income                        1,445     2,128     5,795     4,523
Realized (losses) gains          (1,289)      395    (1,149)   (4,656)
Change in value of embedded
 derivatives                     (5,509)        -       456         -
                              ---------- --------- --------- ---------
Total revenues                  167,365    99,858   509,078   255,507
                              ---------- --------- --------- ---------

Claims and other policy
 benefits                        88,070    46,559   266,147   118,785
Interest credited to interest
 sensitive contract
 liabilities                     27,685    33,294    77,342    66,061
Acquisition costs and other
 insurance expenses, net         35,374    21,634   100,611    55,900
Operating expenses                4,437     2,404    13,543     6,819
Interest expense                  1,266       235     2,892       712
                              ---------- --------- --------- ---------
Total benefits and expenses     156,832   104,126   460,535   248,277
                              ---------- --------- --------- ---------
Income before income taxes
 and minority interest           10,533    (4,268)   48,543     7,230
Income taxes                      5,828     8,176     6,751     9,399
                              ---------- --------- --------- ---------
Income before minority
 interest                       $16,361    $3,908   $55,294   $16,629
                              ========== ========= ========= =========
Net operating earnings
- ----------------------
Income from continuing
 operations                     $16,344    $3,908   $54,939   $16,629
Realized losses (gains):

   non taxable companies            836      (632)    2,351     1,615
   taxable companies                454       237    (1,202)    3,041
Change in value of embedded
 derivatives:
   non taxable companies            101         -       359         -
   taxable companies              5,407         -      (815)        -
Taxes on above items             (1,691)     (169)       44      (605)
                              ---------- --------- --------- ---------
Net operating earnings          $21,451    $3,344   $55,676   $20,680
                              ========== ========= ========= =========


                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                  (Stated in Thousand of United States Dollars)

Life Reinsurance International

                               Three months ended  Nine months ended
                              ----------------------------------------
                               September September September September
                                30, 2004  30, 2003  30, 2004  30, 2003
                              ---------- --------- --------- ---------
Premiums earned                 $29,519   $30,295   $87,877   $93,825
Investment income, net            2,105     1,860     7,828     5,604
Realized gains (losses)              67       (89)     (273)     (962)
                              ---------- --------- --------- ---------
Total revenues                   31,691    32,066    95,432    98,467
                              ---------- --------- --------- ---------

Claims and other policy
 benefits                        16,900    22,865    57,965    59,101
Acquisition costs and other
 insurance expenses, net          4,488     5,355    10,982    18,576
Operating expenses                4,941     3,584    13,107     9,425
                              ---------- --------- --------- ---------
Total benefits and expenses      26,329    31,804    82,054    87,102
                              ---------- --------- --------- ---------
Income before income taxes
 and minority interest            5,362       262    13,378    11,365
Income taxes                       (636)      (11)   (1,280)   (1,306)
                              ---------- --------- --------- ---------
Income before minority
 interest                        $4,726      $251   $12,098   $10,059
                              ========== ========= ========= =========
Net operating earnings
- ----------------------
Income from continuing
 operations                      $4,726      $251   $12,098   $10,059
Realized losses (gains):
   taxable companies                (67)       89       273       962
Taxes on above item                  25       (27)      (53)     (169)
                              ---------- --------- --------- ---------
Net operating earnings           $4,684      $313   $12,318   $10,852
                              ========== ========= ========= =========

                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                  (Stated in Thousand of United States Dollars)

OTHER
                               Three months ended  Nine months ended
                              ----------------------------------------
                               September September September September
                                30, 2004  30, 2003  30, 2004  30, 2003
                              ---------- --------- --------- ---------
Investment income, net             $164    $1,384      $975    $3,499
Fee income                        1,100       804     2,891     2,780
Realized (losses) gains          (2,176)      438    (2,242)      649
                              ---------- --------- --------- ---------
Total (loss) revenues              (912)    2,626     1,624     6,928
                              ---------- --------- --------- ---------

Acquisition costs and other
 insurance expenses, net            450       604     1,689     1,656
Operating expenses                3,836     2,765    10,320     8,523
Interest expense                  2,086     1,634     6,233     4,821
                              ---------- --------- --------- ---------
Total benefits and expenses       6,372     5,003    18,242    15,000
                              ---------- --------- --------- ---------
Loss before income taxes and
 minority interest               (7,284)   (2,377)  (16,618)   (8,072)
Income taxes                       (980)        -        36       (94)
                              ---------- --------- --------- ---------
Income before minority
 interest                       $(8,264)  $(2,377) $(16,582)  $(8,166)
                              ========== ========= ========= =========
Net operating earnings
- ----------------------
Income from continuing
 operations                      (8,264)   (2,377)  (16,582)   (8,166)
Realized losses (gains):
   non taxable companies          2,176      (438)    2,248      (649)
   taxable companies                 (1)        -        (6)        -
Taxes on above items                  -         -         2         -
                              ---------- --------- --------- ---------
Net operating earnings          $(6,089)  $(2,815) $(14,338)  $(8,815)
                              ========== ========= ========= =========